Form N-SAR
Item 77 Q1
Exhibits


Investment Management Agreement between Versus Capital
Multi-Manager Real Estate Income Fund, LLC (the
"Company") and Versus Capital Advisors, LLC (the
"Advisor") is incorporated herein by reference as exhibit
(g)(1) to Registrant's Amendment No. 3 as filed electronically with the SEC on August 26, 2011 (Accession
No. 0001104659-11-049030).

Investment Sub-Advisory Agreement between Callan
Associates, LLC and the Advisor, on behalf of the Company, is incorporated herein by reference as exhibit
(g)(2) to Registrant's Amendment No. 3 as filed electronically with the SEC on August 26, 2011 (Accession
No. 0001104659-11-049030).

Investment Sub-Advisory Agreement between Security
Capital Research & Management Incorporated and the
Advisor, on behalf of the Company, is incorporated herein by reference as exhibit (g)(3) to Registrant's Post-
Effective Amendment No. 6 as filed electronically with the SEC on December 22, 2011 (Accession No. 0001104659-
11-070817).

Investment Sub-Advisory Agreement between E.I.I. Realty
Securities, Inc. and the Advisor, on behalf of the Company, is incorporated herein by reference as exhibit
(g)(4) to Registrant's Post-Effective Amendment No. 6 as filed electronically with the SEC on December 22, 2011
(Accession No. 0001104659-11-070817).

Investment Sub-Advisory Agreement between Forum
Securities Limited and the Advisor, on behalf of the Company, is incorporated herein by reference as exhibit
(g)(5) to Registrant's Post-Effective Amendment No. 6 as filed electronically with the SEC on December 22, 2011
(Accession No. 0001104659-11-070817).